UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 CityWest Blvd, Bldg. 3, Suite 500 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2006, Omega Protein Corporation, a Nevada corporation (“Omega”), and Zapata Corporation, a Nevada corporation and the 58% stockholder of Omega (“Zapata”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which (i) Omega agreed to acquire from Zapata 9,268,292 shares (the “Shares”) of the common stock, par value $.01 per share (the “Common Stock”), of Omega held by Zapata at a purchase price of $5.125 per Share for an aggregate purchase price of $47,500,000 (the “Purchase Price”) and (ii) Zapata granted to Omega an option (the “Option”) to acquire all of the shares of Common Stock held by Zapata on the date of the exercise of such option (the “Option Shares”) at a purchase price of $4.50 per Option Share (the “Option Purchase Price”). Subject to certain conditions, the Option will be exercisable during the period beginning 270 days after the closing (the “Closing”) of the Purchase Agreement and ending 390 days after the Closing (the “Option Exercise Period”). The Shares and Option Shares, if any, purchased by Omega from Zapata will be retired, restoring them to the status of authorized but unissued shares of Common Stock.

Concurrent with the execution and delivery of the Purchase Agreement, Omega and Ableco Finance LLC, an affiliate of Cerberus Capital Management, L.P. (the “Lender”), entered into a commitment letter (the “Commitment Letter”), pursuant to which the Lender agreed to provide Omega with a senior secured financing facility (the “Facility”) in the maximum aggregate amount of $65,000,000 to (i) acquire the Shares (exclusive of the fees and expenses related to such financing), (ii) to fund the Company’s ongoing working capital requirements, including, establishing a letter of credit sub-facility and (iii) to pay the fees and expenses related to such financing.. The Facility will consist of (a) a revolving credit facility of up to $30,000,000 outstanding at any time, including a $5,000,000 subfacility for the issuance of letters of credit, and (b) a term loan facility of $35,000,000. Such revolving credit facility will replace Omega’s existing $20 million credit facility with Bank of America, N.A., under which, at June 30, 2006, Omega had no borrowings outstanding but had letters of credit outstanding of approximately $3.1 million issued in support of worker’s compensation insurance programs. Pursuant to the terms of the Commitment Letter, Omega paid to the Lender $150,000 as an expense deposit (the “Deposit”) to fund expenses incurred by or on behalf of the Lender. The unused portion of the Deposit is refundable by the Lender to Omega in certain instances. In addition, Omega has agreed to pay the Lender an additional expense deposit if the amount of expenses incurred or to be incurred by the Lender in connection with the Facility exceeds or will exceed the amount of the Deposit. Also pursuant to the terms of the Commitment Letter, Omega paid the Lender a commitment fee (the “Commitment Fee”) of $487,500. The Commitment Fee or a portion thereof maybe refunded by the Lender to the Company in certain circumstances. A discussion of the material terms of the Facility is set forth below.

The terms of the Purchase Agreement and the Commitment Letter and the transactions contemplated therein were approved by an independent special committee (the “Committee”) of Omega’s Board of Directors. In addition, the Committee received the opinions of TM Capital Corp., an independent financial advisor to the Committee, regarding the fairness, from a financial point of view, of the Purchase Price to Omega’s stockholders (except for Zapata), and the solvency of Omega following the consummation of the transactions contemplated by the Purchase Agreement and the Commitment Letter.

The terms of the Purchase Agreement were also approved by Zapata’s Board of Directors and by the written consent of the holder of a majority of the outstanding shares of common stock, par value $0.01 per share, of Zapata. Pursuant to the Purchase Agreement, Zapata has agreed to file a preliminary information statement with the Securities and Exchange Commission (the “SEC”) regarding such written consent within 10 business days of the date of the Purchase Agreement, and to cause the definitive Information Statement (the “Information Statement”) to be mailed to its stockholders at the earliest practicable date following the clearance of the Information Statement by the SEC.

Concurrent with the execution and delivery of the Purchase Agreement, Omega, Zapata and Manufacturers and Traders Trust Company (the “Escrow Agent”) entered into an Escrow Agreement (the “Escrow Agreement”), pursuant to which, within 45 days following the date of the Escrow Agreement, Omega agreed to deposit the Purchase Price, and Zapata agreed to deposit the original stock certificates representing the Shares, with the Escrow Agent, in each case to be held in accordance with and, pending the Closing or the termination of, the Purchase Agreement or the Escrow Agreement in accordance with their respective terms.

Omega and Zapata have made customary representations and warranties and covenants in the Purchase Agreement, including among others, (i) subject to certain exceptions and the exercise of the fiduciary duty of Zapata’s Board of Directors to its stockholders, Zapata has agreed not to (a) solicit proposals relating to alternative acquisition proposals regarding the Shares or (b) enter into discussions concerning or provide information in connection with alternative acquisition proposals regarding the Shares, (ii) Zapata has agreed not to acquire any addition shares of Common Stock until the end of the Option Exercise Period, (iii) Omega has agreed to use its reasonable best efforts to arrange and obtain as promptly as practicable (and in any event within 45 days of the date of the Purchase Agreement) the proceeds of the financing on the terms and conditions described in the Commitment Letter, (iv) Omega has agreed to file a shelf registration statement on Form S-3 for the resale of the Option Shares and to use its reasonable best efforts to cause the registration statement to become effective and to keep the Registration Statement effective for a period (the “Registration Period”) of 390 days after the Closing or, if shorter, until the earlier of (a) the date when all the Option Shares have been sold pursuant to such registration statement, (b) the first date on which Zapata may sell all of the Option Shares held by it without registration pursuant to Rule 144 within a three-month period or (c) the date of the closing of the Option, and (v) Omega has agreed, subject to certain exceptions, not to sell, make any short sale of, loan, grant any option for the purchase of (other than pursuant to employee benefit plans), effect any public sale or distribution of or otherwise dispose of any of its equity securities in public sales during the Registration Period, except as required under the amended and restated Registration Rights Agreement (discussed below) or pursuant to registrations on Form S-8 or solely with respect to the offering of securities in connection with a transaction that requires the use of a Form S-4 that is not an offering of securities for cash. Omega and Zapata have also agreed to indemnify each other and their related parties on specified terms and conditions.

In addition, subject to certain conditions, during the period from the Closing to the Voting Agreement Termination Event (as defined below), Zapata has agreed that in the event that any action is submitted to the holders of Common Stock for their approval, whether at a meeting or by written consent, it will cause to be voted all shares of Common Stock as to which Zapata has the right to vote or direct the vote (the “Voting Securities”) in favor of the directors nominated by Omega’s Board of Directors or a committee thereof and in favor of all actions approved and recommended by the Omega’s Board of Directors. Zapata has also granted an irrevocable proxy to Omega to vote all Voting Securities at any such meeting (and at any adjournment or adjournments thereof) or with respect to any such written consent in the manner described in the preceding sentence. For the purposes hereof, “Voting Agreement Termination

Event” means the earlier to occur of the following dates (a) the last day of any 12 calendar month period in which Omega’s trailing 12-month EBITDA (as defined in the Purchase Agreement) is less than $15,000,000, (b) the continuation of an uncured or unwaived event of default or default for more than 30 days on one or more of Omega’s outstanding indebtedness for borrowed money in excess of $1,000,000 or (c) the first day following the Option Exercise Period that the average closing price of the Common Stock for 10 consecutive trading days is less than the Option Purchase Price. The Purchase Agreement also contains provisions whereby Zapata has the right to assert the occurrence of a Voting Agreement Termination Event.

The closing of the transactions contemplated by the Purchase Agreement and the Commitment Letter are expected to take place in the fourth quarter of 2006, subject to the satisfaction of the closing conditions detailed below.

Consummation of the transactions contemplated by the Purchase Agreement is subject to the satisfaction of customary closing conditions and, among other things, (i) the consummation of the Financing, (ii) the expiration of the applicable time period referred to in Regulation 14C after the mailing of the Information Statement to Zapata’s stockholders, (iii) the receipt of any required regulatory approvals, (iv) the absence of any order or injunction prohibiting the consummation of the Purchase Agreement, (v) the accuracy of representations and warranties made by Omega and Zapata in all material respects, (vi) the receipt of customary legal opinions, (vii) the receipt of a bring down certificate with respect to the opinion of TM Capital Corp. regarding the solvency of Omega following the consummation of the transactions contemplated by the Purchase Agreement and the Commitment Letter; provided, however, that if TM Capital Corp. is unwilling or unavailable to deliver such certificate, Omega will use its reasonable best efforts to engage another investment banking firm and provide it with the necessary background materials for the purposes of delivering such certificate; and (viii) the receipt of the resignations of Avram A. Glazer and Leonard DiSalvo from Omega’s Board of Directors and any committee thereof. Consummation of the Option is also subject to the satisfaction of customary closing conditions and certain of the conditions detailed above.

The Purchase Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing, subject to certain conditions: (i) by mutual written consent of Omega and Zapata; (ii) by Omega or Zapata, if an order has been entered by a governmental authority restraining, enjoining or otherwise prohibiting the consummation of the sale of the Shares and such order is final and non-appealable; (iii) by Omega or Zapata if the Closing does not occur on or before the 90th day after the date of the Purchase Agreement (which 90-day period shall automatically be extended for up to an additional 45 days if Zapata has not received clearance of the Information Statement by the SEC), (iv) by Omega, if (a) Zapata’s Board of Directors has withdrawn or modified or changed in a manner adverse to Omega, its approval of the Purchase Agreement or the sale of the Shares, or has approved an alternative acquisition proposal of the Shares, (b) Zapata accepts an offer or otherwise enters into an agreement to consummate or consummates an alternative acquisition proposal of the Shares; (v) by Omega or Zapata, as applicable, if there has been a material violation or breach by Zapata or Omega, as applicable, of any covenant, representation or warranty contained in the Purchase Agreement which has prevented the satisfaction of any condition to the obligations of the Omega or Zapata, as applicable, at the Closing; (vi) by Zapata, if within 45 days of the date of the Purchase Agreement, (a) the Financing has not been consummated, (b) the Purchase Price has not been deposited by Omega with the Escrow Agent or (c) the consent of the U.S. National Marine Fisheries Service has not been obtained, or (vii) by Zapata if Zapata’s Board of Directors determines that an alternative acquisition proposal of the Shares is a Superior Proposal. If

Omega terminates the Purchase Agreement pursuant to clauses (iv) or (v) above or Zapata terminates the Purchase Agreement pursuant to clause (vii) above, Zapata will be required to reimburse Omega for its actual out-of-pocket expenses incurred in connection with the Purchase Agreement and Commitment Letter up to maximum amount of $1,300,000. If Zapata terminates the Purchase Agreement pursuant to clauses (v) or (vi) above, Omega will be required to reimburse Zapata for its actual out-of-pocket expenses incurred in connection with the Purchase Agreement up to maximum amount of $1,000,000. These rights of reimbursement are in addition to any other right or remedy that Omega or Zapata, as applicable, may have available at law or equity.

Pursuant to the terms of the Purchase Agreement, Omega has also agreed to amend and restate the Registration Rights Agreement, dated April 12, 1998 (the “Original Agreement”) between Omega and Zapata to change certain terms of the Original Agreement. Material changes to the Original Agreement, include, among other things, that (i) Omega is not obligated to file a registration statement relating to a demand registration request if such registration request is for a number of registrable securities having a fair market value of less than $3,500,000, (ii) Zapata or permitted transferees of more than 30% of the registrable securities are only entitled to two demand registration requests pursuant to such agreement (not including the registration on Form S-3 required by the Purchase Agreement) and permitted transferees of 30% or less and 10% or more of the registrable securities are only entitled to one demand registration request pursuant to such agreement, (iii) registration statements filed pursuant to such agreement will be prepared and filed by Omega with the SEC as soon as practicable, but in no event later than 30 days (60 days if the applicable registration form is other than Form S-3) after the date notice is given, and that Omega will use its best efforts to cause the same to become effective as soon as possible after the date notice is given, (iv) subject to certain conditions, transfers of registration rights pursuant to such agreement will be effective when Omega has received written notice at the time of or within a reasonable time after said transfer and (v) such agreement may be amended only by a written instrument duly executed by Omega and the holders of more than 50% of the registrable securities.

The following are the material terms of the Facility:

Borrowers: Omega and certain subsidiaries of Omega designated by the Lender.

Guarantors: All subsidiaries of Omega that are not Borrowers (together with the Borrowers, each a “Loan Party” and collectively, the “Loan Parties”).

Lender: The Lender or affiliates thereof, and such other lenders designated by Ableco Finance LLC (“Ableco”). Ableco will consult with Omega as to the designation of such other third party lenders.

Financing Facility: A $65,000,000 senior secured credit facility consisting of (i) a revolving credit facility in an amount up to $30,000,000 (the “Revolving Credit Facility”), and (ii) a term loan facility in an amount of $35,000,000 (the “Term Loan Facility; and the Term Loan Facility together with the Revolving Credit Facility, the “Financing Facility”).

Revolving Credit Facility: A Revolving Credit Facility of up to $30,000,000, with a $5,000,000 subfacility for the issuance of letters of credit. Aggregate revolving credit loans (the “Revolving Loans”) and letters of credit (“Letters of Credit”) under the Revolving Credit Facility shall be limited to an amount at any time outstanding not to exceed the lesser of (i) $30,000,000 and (ii) the result of (a) 3.5 times the trailing 12 month EBITDA of the Borrowers, less (b) the aggregate outstanding principal amount of the Term Loan (as defined below) and any other secured indebtedness, plus (c) the amount of Borrowers’ unrestricted cash and marketable securities (the “Maximum Revolving Loan Amount”). “EBITDA” means earnings before interest, taxes, depreciation and amortization, excluding any non-cash non-recurring or non cash extraordinary charges but including, without limitation, the “Loss resulting from natural disaster, net (see Note 11 - Hurricane Losses)” disclosed in the Company’s Form 10-Q for the period ended September 30, 2005 filed with the SEC. For purposes hereof any “Loss resulting from natural disasters, net” occurring before the closing date shall be added back in calculating EBITDA.

Term Loan Facility: Term Loan Facility (the “Term Loan” and together with the Revolving Loans, the “Loans”) in the amount of $35,000,000 shall be made on the closing date.

Letters of Credit: Each Letter of Credit shall be issued by the Lender or a bank selected by the Lender and shall have an expiry date that is not later than 15 days prior to the Maturity Date (as defined below). The Borrowers will be bound by the usual and customary terms contained in the Letter of Credit issuance documentation of the issuing bank and the Lender.

Term: The Financing Facility shall terminate on the 5-year anniversary of the closing date (the “Maturity Date”).

Mandatory and Optional Prepayment:

Mandatory: The Revolving Loans shall be prepaid to the extent that the aggregate outstanding principal amount of Revolving Loans and the undrawn and unreimbursed amount of Letters of Credit exceed the Maximum Revolving Loan Amount.

The outstanding principal amount of the Term Loan shall be prepaid in the event that the Revolving Credit Facility is terminated for any reason. In addition, mandatory prepayments will be included in the definitive loan documentation with respect to (i) net cash proceeds of funded debt (other than permitted funded debt) or equity issuances (other than pursuant to the exercise of stock options or other incentive stock awards, and other than net cash proceeds of equity issuances to the extent such proceeds are used to acquire additional shares of Omega’s common stock from Zapata), (ii) 50% of excess cash flow (measured annually and defined as EBITDA less interest expense, principal payments, taxes, capital expenditure expense, and pension plan expense paid in cash), (iii) net cash proceeds of sales of assets (that are not reinvested within 180 days and net of taxes, reasonable and customary expenses, and secured debt repaid with the proceeds of the sale of such assets), (iv) net cash insurance proceeds arising from casualty events (net of taxes and that are not reinvested within 180 days), and (v) receipt of tax refunds in excess of an agreed amount. Amounts subject to reinvestment pursuant to clauses (iii) and (iv) above shall be reserved against the Maximum Revolving Loan Amount, unless deposited in an account subject to the sole dominion and control of the Lender pending such reinvestment. All mandatory prepayments shall be applied, first, to the Term Loan and, second, to the Revolving Loans.

Optional: The Borrowers may (i) prepay the Revolving Loans in whole at any time or in part from time to time, (ii) prepay the Term Loan in whole at any time or in part from time to time using proceeds of permitted indebtedness which shall include borrowings under the National Marine Fisheries Finance Program (“NMFFP”) and (iii) prepay the Term Loan in whole at any time or in part from time to time using funds from sources other than as described in clause (ii) above, provided that, on the date of such prepayment pursuant to clause (iii), (x) excess availability under the Revolving Credit Facility plus unrestricted cash and marketable securities is not less than $15,000,000 after giving effect to any such prepayment and (y) no default or event of default exists, each of the foregoing subject, in the case of the reduction or termination of the commitments under Revolving Credit Facility and the prepayment of the Term Loan, to the prepayment premium referred to below.

Prepayment Premium: Termination of the Financing Facility at any time prior to the first anniversary of the closing date shall be subject to an early termination fee equal to the result of (i) the total amount of the Revolving Credit Facility plus (ii) the outstanding amount of the Term Loan (each immediately prior to such termination), multiplied by (iii) 2%. No such fee or penalty will be payable for any termination or reduction of the commitments under the Revolving Credit Facility or prepayment of the Term Loan occurring on or after the first anniversary of the Closing Date or for any prepayment of less than all of the Financing Facility.

Maturity/Amortization: All Loans and all other obligations outstanding under the Financing Facility shall be payable in full on the Maturity Date. The Term Loan shall have no scheduled principal amortization.

Collateral: All obligations of the Loan Parties to the Lender shall be secured by a perfected, first priority lien (subject to customary permitted prior liens to be agreed upon by the Lender and the Company) on and security interest in all of the Loan Parties’ now owned and hereafter acquired assets, including, without limitation, all real property, fixtures, accounts, inventory, equipment, vessels (other than vessels, real estate, equipment and other assets pledged to secure loans made to the Loan Parties under the NMFFP, including a pending $6.5 million loan from NMFFP), general intangibles, payment intangibles, contract rights, chattel paper, instruments, investment property, commercial tort claims, trademarks, copyrights, patents and other intellectual property, deposit accounts, cash and cash equivalents and all other assets and property of the Loan Parties, real and personal, tangible and intangible, and all proceeds thereof, including, without limitation, all of the capital stock or other equity interests of each subsidiary of the Company (the “Collateral”); provided, that stock pledges will be limited to the extent they result in adverse tax consequences or regulatory issues (including a failure to comply with MARAD certification or disclosure requirements). To the extent the Lender is unable for any reason to obtain and record a mortgage, in form and substance satisfactory to the Lender, on any vessel owned by a Loan Party that is not pledged as security for NMFFP loans, (i) the Loan Documents shall contain a negative pledge covenant prohibiting the Loan Parties from encumbering such vessel, (ii) the Loan Parties and the Lender shall endeavor to obtain a mortgage on such vessel as promptly as possible after the Closing Date, and (iii) availability under the Revolving Credit Facility shall be reduced by $6,000,000 until all such mortgages are obtained and recorded. All Loans, all reimbursement obligations with respect to Letters of Credit, all costs, fees and expenses of the Lender and all other obligations owed to the Lender shall be secured as described above and shall be charged to the loan account to be established under the Financing Facility.

Interest:

Revolving Credit Loans: The Revolving Loans shall bear interest at a rate per annum equal to LIBOR (as hereinafter defined) plus 3.25%.

Term Loan: The Term Loan shall bear interest at a rate per annum equal to LIBOR plus 4.25%.

The interest rate on all Loans shall be reduced by 0.25% at any time Borrowers’ Leverage Ratio (as defined below) is equal to or less than 2.5x. If, following such rate reduction, Borrowers’ Leverage Ratio exceeds 2.5x, the interest rate on the Loans shall increase by 0.25%. As used herein, “Leverage Ratio” means, at any time with respect to Omega and its subsidiaries, the ratio of debt (net of unrestricted cash and marketable securities) to EBITDA for the trailing twelve-month period. The Lender’s obligation to provide Loans of a type bearing interest calculated based upon LIBOR (“LIBOR Loans”) shall be subject to the following: (i) not more than 5 separate interest periods may be in effect for LIBOR Loans at any one time, (ii) the minimum amount of each LIBOR Loan shall be not less than $100,000 and in integral multiples of $10,000 in excess thereof, and (iii) the Borrowers shall be responsible for any breakage fees, yield maintenance and other associated costs, as determined by the Lender. All interest and fees shall be computed on the basis of a year of 360 days for the actual days elapsed. If any event of default shall occur and be continuing, interest shall accrue at a rate per annum equal to 2% in excess of the rate of interest otherwise in effect. All interest shall accrue from the closing date and shall be payable in cash monthly in arrears, provided that interest that accrues at the default rate shall be payable on demand.

Fees:

Commitment Fee: $487,500, earned in full, non-refundable (except as set forth in the Commitment Letter) and payable on the date of Omega’s acceptance of the Commitment Letter.

Closing Fee: $975,000, earned in full, non-refundable and payable on the closing date, less the amount of the Commitment Fee paid to Lender.

Unused Line Fee: 0.25% per annum on the unused portion of the Revolving Credit Facility, payable monthly in arrears.

Loan Servicing Fee: $6,500 per month, payable monthly in advance.

Letter of Credit Fees: An amount equal to the product of (i) a per annum rate equal to 3.25% and (ii) the face amount of each undrawn and unreimbursed letter of credit, earned in full, non-refundable and payable in cash monthly in arrears, plus the charges imposed by the letter of credit issuing bank, provided that if the default rate of interest is in effect, the per annum rate shall be increased by an additional 2%.

Conditions Precedent: The obligation of the Lender to make any Loans or other financial accommodations under the Financing Facility will be subject to customary conditions precedent including, without limitation, the following special conditions: (i) the Borrowers shall have, at closing, a minimum of (a) $1,500,000 unused but available borrowing capacity under the Revolving Credit Facility and (b) $15,000,000 of unrestricted cash and cash equivalents, after giving effect to the purchase of the Shares and the payment of all fees and expenses relating to the Financing Facility and the transactions contemplated thereby, and provided that accounts payable are at a level and in a condition satisfactory to the Lender, and (ii) the Lender shall receive a copy of the solvency opinion prepared by TM Capital Corp. and addressed to Omega, addressing the solvency of the Loan Parties, taken as a whole, after giving effect to the transactions contemplated by the Commitment Letter.

Representations and Warranties: Usual representations and warranties, including, but not limited to, corporate existence and good standing, authority to enter into loan documentation, governmental approvals, enforceability of Loan Documents, capitalization, litigation and commercial tort claims, financial statements, non-violation of other agreements, compliance with environmental, pension and other laws, ERISA, taxes, Regulations T, U and X, nature of business, permits, real property, insurance, use of proceeds, solvency, location of Collateral, material contracts, intellectual property, customers and suppliers, absence of Material Adverse Change, absence of default or unmatured default under the Financing Facility and priority of the Lender’s liens.

Covenants: Usual covenants, including, but not limited to, provision of financial statements, notices of litigation, defaults and unmatured defaults and other information, subsidiaries not in existence on the closing date to be Loan Parties, compliance with laws, preservation of existence, books and records, inspection of properties, maintenance of properties and insurance, obtaining of permits, change in Collateral locations, landlord waivers and collateral access agreements, after acquired real property, fiscal year, and limitations with respect to liens and encumbrances, indebtedness, dispositions, dividends and retirement of capital stock and management fees and certain other payments, issuance of capital stock, guarantees, sale and lease back transactions, consolidations and mergers, investments, capital expenditures, loans and advances, change in nature of business, modifications of material contracts, organization documents and certain other agreements, compromise of accounts receivable except in the ordinary course of business, material non-compliance with pension, environmental and other laws, operating and capital leases, transactions with affiliates and prepayment of other indebtedness. Existing liens on real property, equipment and vessels securing NMFFP loans and liens related to the new NMFFP loan of $6.5 million scheduled to close in the near future shall be permitted to remain in place (provided such NMFFP loans remain outstanding) and new liens securing NMFFP loans used to refurbish vessels or to finance real property, equipment or vessels acquired after the closing date shall be permitted on such assets, with limitations and conditions to be negotiated in good faith. The Lender shall have the right (but not the obligation), after the occurrence of an event of default, to increase the Term Loan Facility and use the proceeds thereof to prepay any outstanding NMFFP loans.

The principal financial covenants are expected to include the following:

•	Omega will have to maintain for the trailing twelve-months ended December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007, and the years ended December 31, 2008, 2009, 2010 and 2011, consolidated EBITDA of $23,000,000.

•	Omega will have to maintain for the trailing twelve-months ended March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007, and the years ended December 31, 2008, 2009, 2010 and 2011, a fixed charge coverage ratio of 1.25x.

•	Omega will have to maintain for the trailing twelve-months ended March 31, 2007, June 30, 2007 and September 30, 2007 a total net debt to EBITDA ratio of 2.5x, and for the years ended December 31, 2007, 2008, 2009, 2010 and 2011, a total net debt to EBITDA ratio of 2.0x.

•	Omega will not be permitted to have capital expenditures in excess of $12,000,000 for the years ended December 31, 2007, 2008, 2009, 2010 and 2011.

Assignments, Participations: The Lender may assign or sell participation interests in all or any portion of its loans or commitments under the Financing Facility to one or more other persons without the consent of any Loan Party, provided that any such assignment or participation shall be subject to Omega’s consent if such assignment or participation would result in Omega’s noncompliance with MARAD certification or disclosure requirements or similar governmental regulations.

On September 8, 2006, Omega issued a press release regarding the Purchase Agreement and the Commitment Letter, which is attached hereto as Exhibit 99.1.

Forward Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, which are intended to be covered by the safe harbors created under the statutes. Investors are cautioned that all forward-looking statements involve risks and uncertainty that could cause actual results to differ materially from those in the forward-looking statements. These risks include, without limitation, the possibility that the closing of the transaction may not occur or that the closing may be delayed. More information about potential factors that could affect Omega’s business and financial results is included under the heading “Risk Factors” contained in Omega’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission (the “SEC”), which is available at the SEC’s website at http://www.sec.gov. All forward-looking statements included in this Form 8-K are based on information available on the date of filing of the Form 8-K, and Omega assumes no obligations to update any forward-looking statements.

Item 5.01 Changes in Control of Registrant.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of business acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

99.1 Press release dated September 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: September 12, 2006	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary